                                                                    Exhibit 99.1

                         Form 3 Joint Filer Information

Name: Rockport Capital Partners, L.P.

Address: 160 Federal Street
         18th Floor
         Boston, Massachusetts 02110

Designated Filer:   Alexander Ellis, III

Issuer & Ticker Symbol:  Comverge (COMV)

Date of Event Requiring Statement: 4/12/2007